Exhibit 10.2

EXECUTED VERSION

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of March 11, 2022 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guarantee”), made by Seven Hills Realty Trust, a Maryland real estate investment trust (“Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”).

RECITALS

Pursuant to that certain Master Repurchase and Securities Contract, dated as of March 11, 2022 (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), between Wells Fargo Bank, National Association (as “Buyer”) and Seven Hills WF Lender LLC, a Delaware limited liability company (“Seller”), Seller may sell, from time to time, to Buyer certain Purchased Assets, as defined in the Repurchase Agreement, upon the terms and subject to the conditions as set forth therein. The Repurchase Agreement, this Guarantee and any other agreements executed in connection with the Repurchase Agreement shall be referred to herein as the “Repurchase Documents”.

It is a condition precedent to Buyer purchasing the Purchased Assets pursuant to the Repurchase Agreement that Guarantor shall have executed and delivered this Guarantee with respect to the guaranty, subject to the terms and conditions set forth in this Guarantee, of the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following: (a) all payment obligations owing by Seller to Buyer under or in connection with the Repurchase Agreement and any other Repurchase Documents, including, without duplication, all interest and fees that accrue after the commencement by or against Seller or Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued); (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all out of pocket expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are actually incurred by Buyer in the enforcement of any of the foregoing or any obligation of Guarantor hereunder; and (d) any other obligations of Seller with respect to Buyer under each of the Repurchase Documents (collectively, the “Guaranteed Obligations”).

NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer to enter into the Repurchase Documents and to enter into the transactions contemplated thereunder, Guarantor hereby agrees with Buyer, as follows:

1.            Defined Terms. Unless otherwise defined herein, terms which are defined in the Repurchase Agreement and used herein are so used as so defined.

“Aggregate Recourse Amount”: The total sum, for all Purchased Assets, of the applicable Recourse Percentage for each such Purchased Asset, multiplied by the then-currently unpaid aggregate outstanding Repurchase Price of each such Purchased Asset.

“Available Borrowing Capacity”: With respect to any Person, committed, available and unused borrowing capacity which may be drawn upon by such Person on credit facilities (including a subscription line). Borrowing capacity shall not be deemed part of the Available Borrowing Capacity if any event or circumstance has occurred which would prevent such Person from drawing on the borrowing capacity or cause the related lender to have no obligation to make funds available.

“Cash Equivalents”: With respect to any Person, any of the following, to the extent owned by such Person or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than ninety (90) days from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States; (b) certificates of deposit of or time deposits with Buyer or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1,000,000,000; or (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P.

“Indebtedness”: With respect to any Person, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services and all obligations under leases which are or should be under GAAP, recorded as capital leases, in respect of which a person is directly or contingently liable as borrower, guarantor, endorser or otherwise, or in respect of which a person otherwise assures a creditor against loss, (ii) all obligations for borrowed money or for the deferred purchase price of a property or services secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any lien upon property (including without limitation accounts receivable and contract rights) owned by a person, whether or not such person has assumed or become liable for the payment thereof, and (iii) all other liabilities and obligations which would be classified in accordance with GAAP as liabilities on a balance sheet or to which reference should be made in footnotes thereto.

“Interest Coverage Ratio”: With respect to Guarantor and its Subsidiaries, the Interest Income divided by the Interest Expense.

“Interest Expense”: For any period with respect to Guarantor and its Subsidiaries, the amount of total interest expense incurred by such Person, excluding previously paid capitalized or accruing interest and excluding interest funded under a construction loan, all determined in accordance with GAAP.

“Interest Income”: For any period with respect to Guarantor and its Subsidiaries, the amount of total interest income earned by such Person, including capitalized or accruing interest, all determined in accordance with GAAP.

“Liquidity Margin Excess”: With respect to any Person, the amount by which (x) the value of assets sold or assigned by such Person or subsidiaries of such Person under repurchase or similar credit facility arrangements exceeds (y) the aggregate outstanding repurchase price thereof, in each case solely to the extent that such excess has been unconditionally approved (or is available for draw without approval) by the related buyer or lender for disbursement or lending to the applicable Person or its subsidiaries including, without limitation, any Margin Excess pursuant to Sections 3.11 or 4.01(b) of the Repurchase Agreement with respect to which all applicable conditions precedent have been satisfied (including, without limitation, the determination by Buyer that Margin Excess exists).

“Recourse Percentage”: With respect to each Purchased Asset, twenty-five percent (25%); provided, that notwithstanding the foregoing, if the Confirmation for any Purchased Asset expressly specifies a “Recourse Percentage” for such Purchased Asset, the Recourse Percentage for such Purchased Asset shall be the percentage so specified in such Confirmation.

“Restricted Cash”: With respect to any Person, any amount of cash of such Person that is contractually required to be set aside, segregated or otherwise reserved.

“Stockholders’ Equity”: With respect to any Person, that which is reflected as stockholders’ equity on such Person’s most recent unaudited quarterly statements or audited annual balance sheet, as applicable, in each case prepared in accordance with GAAP.

“Tangible Net Worth”: With respect to any Person, on a consolidated basis, an amount equal to the difference of (a) Stockholders’ Equity minus (b) the sum of (i) advances to shareholders, officers and Affiliates, (ii) investments in Affiliates (other than investments in Seller or wholly owned subsidiaries of such Person to originate loans directly or through joint ventures, partnerships, trusts or other vehicles that invest in loans and investments in or acquisitions of other mortgage REITs) and (iii) goodwill, patents, trademarks, trade names, copyrights, franchises and any other intangibles.

“Total Liquidity”: With respect to any Person, on any date of determination, the sum of (a) cash (other than Restricted Cash) of such Person and its Subsidiaries, (b) Cash Equivalents of such Person and its Subsidiaries; (c) the Available Borrowing Capacity of such Person and its Subsidiaries and (d) Liquidity Margin Excess of such Person and its Subsidiaries.

2.            Guarantee.

(a)            Subject to the terms and conditions of this Guarantee, Guarantor hereby unconditionally and irrevocably guarantees to Buyer the prompt and complete payment and performance of the Guaranteed Obligations by Seller when due (whether at the stated maturity, by acceleration or otherwise).

(b)            Notwithstanding anything to the contrary contained in Section 2(a) above, but subject to Sections 2(c) and 2(d) below, the maximum liability of Guarantor hereunder and under the Repurchase Documents shall in no event exceed the Aggregate Recourse Amount with respect to all Purchased Assets.

(c)            Notwithstanding the foregoing, the limitation on recourse liability as set forth in Section 2(b) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Guaranteed Obligations shall become fully recourse to Seller and Guarantor, jointly and severally, in the event of any of the following:

(i)            a voluntary bankruptcy or insolvency proceeding is commenced by Seller under the Bankruptcy Code or any similar federal or state law;

(ii)            an involuntary bankruptcy or insolvency proceeding is commenced against Seller or Guarantor in connection with which Seller, Guarantor, or any Affiliate of any of the foregoing has or have colluded in any way with the creditors commencing or filing such proceeding; and

(iii)            any material breach of the separateness covenants contained in Article 9 of the Repurchase Agreement that in any such case results in the substantive consolidation of Seller with any other Person.

(d)            In addition to the foregoing and notwithstanding the limitation on recourse liability set forth in Section 2(b), Guarantor shall be liable for any out-of-pocket losses, costs, claims, expenses or other liabilities actually incurred by Buyer arising out of or attributable to the events listed below:

(i)            fraud or intentional misrepresentation by Seller, Guarantor or any other Affiliate of Seller or Guarantor in connection with the execution and the delivery of this Guarantee, the Repurchase Agreement, or any of the other Repurchase Documents, or any certificate, report, financial statement or other instrument or document prepared by or on behalf of Seller or Guarantor and furnished to Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement;

(ii)            any material breach of the separateness covenants contained in Article 9 of the Repurchase Agreement (other than as set forth in Section 2(c)(iii) above);

(iii)            any material breach by any Seller Party or any of their respective Affiliates of any representations and warranties relating to Environmental Laws, or any indemnity for costs incurred in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any Materials of Environmental Concern, in each case in any way affecting the Purchased Assets or the underlying Mortgaged Properties;

(iv)            the ruling by a court of competent jurisdiction that the transfer of a Purchased Asset from an Affiliate of Seller (the “Selling Affiliate”) to Seller was not a “true sale” or “true contribution” such that the Selling Affiliate has a remaining interest in such Purchased Asset notwithstanding such transfer; and

(v)            breaches of any of the items listed in Section 2(c) above.

(e)            Nothing herein shall be deemed to be a waiver of any right which Buyer may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim against Seller for the full amount of the outstanding obligations under the Repurchase Agreement or to require that all collateral shall continue to secure all of the indebtedness owing to the Buyer in accordance with the Repurchase Agreement or any other Repurchase Document.

(f)            In addition to the foregoing and notwithstanding the limitation on recourse liability set forth in Section 2(b), Guarantor further agrees to pay any and all out-of-pocket reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which are actually paid or incurred by Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guarantee. This Guarantee shall remain in full force and effect and fully enforceable against Guarantor in all respects until the Guaranteed Obligations are fully satisfied and paid in full, notwithstanding that from time to time prior thereto Seller may be free from any Guaranteed Obligations.

(g)            No payment or payments made by Seller or any other Person or received or collected by Buyer from Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Guaranteed Obligations until the Guaranteed Obligations are paid in full, but subject to the limitations on Guarantor’s liability under Section 2(b) above.

(h)            Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Buyer on account of Guarantor’s liability hereunder, Guarantor will notify Buyer in writing that such payment is made under this Guarantee for such purpose.

3.            Subrogation. Upon making any payment hereunder, Guarantor shall be subrogated to the rights of Buyer against Seller and any collateral for any Guaranteed Obligations with respect to such payment; provided, that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation, or seek any contribution or reimbursement from Seller, until all amounts owing by Seller to Buyer under the Repurchase Documents or any related documents have been paid in full; and, further provided, that such subrogation rights shall be subordinate in all respects to all amounts owing to the Buyer under the Repurchase Documents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Repurchase Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer in the exact form received by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against the unpaid Repurchase Obligations in such order as Buyer may determine.

4.            Amendments, etc. with respect to the Guaranteed Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Guaranteed Obligations made by Buyer may be rescinded by Buyer and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and any Repurchase Document and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Buyer shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Guaranteed Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on Seller or any other guarantor, and any failure by Buyer to make any such demand or to collect any payments from Seller or any such other guarantor or any release of Seller or such other guarantor shall not relieve Guarantor of its Guaranteed Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.            Guarantee Absolute and Unconditional.

(a)            Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Buyer upon this Guarantee or acceptance of this Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between Seller or Guarantor, on the one hand, and Buyer, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of protest, demand, dishonor, default, nonpayment or nonperformance, notice of any exercise of remedies, and all other notices whatsoever to or upon Seller or Guarantor with respect to the Guaranteed Obligations. Guarantor also waives any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any part of the Guaranteed Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of the Repurchase Agreement or any Repurchase Document, any of the Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against Buyer, (iii) any requirement that Buyer exhaust any right to take any action against Seller or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee or (iv) any other circumstance whatsoever (with or without notice to or Knowledge of Seller or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Guaranteed Obligations of Guarantor under this Guarantee, in bankruptcy or in any other instance, or any defense of a surety or guarantor. When pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation, to pursue such rights and remedies that Buyer may have against Seller or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer or any Affiliate of Buyer against Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns thereof, and shall inure to the benefit of Buyer, and its successors and permitted endorsees, transferees and assigns, until all the Guaranteed Obligations and the obligations of Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding (x) any sale by Buyer of any Purchased Asset as set forth in Article 10 of the Repurchase Agreement or the exercise by Buyer of any of the other rights and remedies set forth in any of the Repurchase Documents, or (y) that from time to time during the term of the Repurchase Documents, Seller may be free from any Guaranteed Obligations.

(b)            Without limiting the generality of the foregoing, the occurrence of one or more of the following shall not preclude the exercise by Buyer of any right, remedy or power hereunder or alter or impair the liability of Guarantor hereunder, which shall, remain absolute, irrevocable and unconditional:

(i)            at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, waived or renewed, or Seller shall be released from any of the Guaranteed Obligations, or any of the Guaranteed Obligations shall be subordinated in right of payment to any other liability of Seller;

(ii)            any of the Guaranteed Obligations shall be accelerated or otherwise become due prior to their stated maturity, in any case, in accordance with the terms of the Repurchase Agreement, or any of the Guaranteed Obligations shall be amended, supplemented, restated or otherwise modified in any respect, or any right under the Repurchase Agreement shall be waived, or any other guaranty of any of the Guaranteed Obligations or any security therefor shall be released, substituted or exchanged in whole or in part or otherwise dealt with;

(iii)            the occurrence of any Default or Event of Default under the Repurchase Agreement, or the occurrence of any similar event (howsoever described) under any agreement or instrument referred to therein;

(iv)            any consolidation or amalgamation of Seller with, any merger of Seller with or into, or any transfer by Seller of all or substantially all its assets to, another Person, any change in the legal or beneficial ownership of ownership interests issued by Seller, any Division of Seller or Pledgor, or any other change whatsoever in the objects, capital structure, constitution or business of Seller;

(v)            any delay, failure or inability of Seller or any other guarantor or obligor in respect of any of the Guaranteed Obligations to perform, willful or otherwise, any provision of the Repurchase Agreement beyond any applicable cure periods;

(vi)            any action, forbearance or failure to act by Buyer that adversely affects Guarantor’s right of subrogation arising by reason of any performance by Guarantor of this Guarantee;

(vii)            any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, Seller or any other Person for any reason whatsoever, including any suit or action in any way disaffirming, repudiating, rejecting or otherwise calling into question any issue, matter or thing in respect of the Repurchase Agreement;

(viii)            any lack or limitation of status or of power, incapacity or disability of Seller or any other guarantor or obligor in respect of any of the Guaranteed Obligations;

(ix)            any change in the laws, rules or regulations of any jurisdiction, or any present or future action or order of any Governmental Authority, amending, varying or otherwise affecting the validity or enforceability of any of the Guaranteed Obligations or the obligations of any other guarantor or obligor in respect of any of the Guaranteed Obligations;

(x)            any lack of validity or enforceability of the Repurchase Agreement or any other Repurchase Document for any reason, including any bar by any statute of limitations or other law of recovery on any obligation under the Repurchase Agreement or any other Repurchase Document, or any defense or excuse for failure to perform on account of any event of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever;

(xi)            any change in the time, manner or place of payment of, or in any other term of, the Repurchase Agreement, any other Repurchase Document or any obligation thereunder, including any amendment or waiver of or any consent to departure from the Repurchase Agreement or any other Repurchase Document, in any such case, made or effected in accordance with the terms of the Repurchase Agreement or any other Repurchase Document;

(xii)            any action which Buyer may take or omit to take in connection with the Repurchase Agreement or any other Repurchase Document, any of the obligations thereunder (or any Indebtedness owing by Seller to Buyer); any giving or failure to give any notice; any course of dealing of Buyer with Seller or any other Person; or any forbearance, neglect, delay, failure, or refusal to take or prosecute any action for the collection or enforcement of the Repurchase Agreement, any other Repurchase Document or any obligation thereunder, to foreclose or take or prosecute any action in connection with the Repurchase Agreement, to bring suit against Seller or any other Person, or to file a claim in any Insolvency Proceeding;

(xiii)            any compromise or settlement of any part of the Repurchase Agreement, any other Repurchase Document, or obligations thereunder or any other amount claimed to be owing under the Repurchase Agreement or any other Repurchase Document;

(xiv)            any modification of the Repurchase Agreement or any other Repurchase Document, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including, without limitation, the renewal, extension, adjustment, indulgence, forbearance, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon;

(xv)            any impairment of the value of any interest in any Purchased Assets, Pledged Collateral or any other collateral or security for the Repurchase Obligations or any portion thereof, including, without limitation, the failure to obtain or maintain perfection or recordation of any lien or other interest in any such Purchased Assets, Pledged Collateral or any other collateral or security for the Repurchase Obligations, the release of any such Purchased Assets, Pledged Collateral or any other collateral or security for the Repurchase Obligations without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such Purchased Assets, Pledged Collateral or any other collateral or security for the Repurchase Obligations;

(xvi)            the failure of Buyer or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security;

(xvii)            any change, restructuring or termination of the corporate structure or existence of Seller; any Division of Seller or Pledgor, or any release, substitution or addition of any other obligor, or any Insolvency Event or Insolvency Proceeding with respect to Seller; or

(xviii)            any action or inaction of Seller or any other Person, or any change of law or circumstances, or any other facts or events which might otherwise constitute a defense available to, or a discharge of, Seller, or a guarantor or surety.

(c)            Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Buyer as follows:

(i)            Guarantor hereby unconditionally and irrevocably waives: (A) any defense arising by reason of, and any and all right to assert against Buyer any claim or defense based upon, an election of remedies by Buyer which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Seller, or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against Seller, against any other guarantor, or against any other person or security, (B) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Seller or Guarantor, (C) any defense based upon the application by Seller of any Purchase Price under the Repurchase Agreement for purposes other than the purposes represented by Seller to Buyer or intended or understood by Buyer or Guarantor, (D) any defense based upon Buyer’s failure to disclose to Guarantor any information concerning Seller’s financial condition or any other circumstances bearing on Seller’s ability to pay all sums payable under the Repurchase Documents, (E) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, (F) any defense based upon Buyer’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute, (G) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code and (H) any right of subrogation, any right to enforce any remedy that Guarantor may have against Seller or any other Person liable for the Guaranteed Obligations and any right to participate in, or benefit from, any security for the Repurchase Agreement or Repurchase Documents now or hereafter held by Buyer.

(ii)            Guarantor further unconditionally and irrevocably waives any and all rights and defenses that Guarantor may have as a result of Seller’s obligations under the Repurchase Documents being backed and/or secured by real property. Among other things, Guarantor agrees: (1) Buyer may collect from Guarantor without first foreclosing on any real or personal property sold by Seller under the Repurchase Agreement and/or in which a security interest has been granted to Buyer pursuant to Article 11 of the Repurchase Agreement (herein “Related Property”), and (2) if Buyer forecloses on any Related Property, then (A) the amount of Seller’s debt and Guarantor’s obligation hereunder may be reduced only by the price for which such collateral is sold at any foreclosure sale (whether public or private), even if the collateral is worth more than the sale price, and (B) Buyer may collect from Guarantor pursuant to the terms of this Guarantee even if Buyer, by foreclosing on any Related Property, has destroyed any right Guarantor may have to collect from Seller or its Affiliates. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Guaranteed Obligations are secured by real property. Guarantor further waives any rights it may have under Sections 1301 or 1371 of the Real Property Actions and Proceedings Law of the State of New York.

(iii)            Guarantor further expressly waives to the fullest extent permitted by law any and all rights and defenses, including any rights of reimbursement, indemnification and contribution, that might otherwise be available to Guarantor under applicable law.

(iv)            Guarantor agrees that the performance of any act or any payment that tolls any statute of limitations applicable to the Repurchase Agreement or any Repurchase Document shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

(v)            Guarantor agrees that (A) the obligations of Guarantor under this Guarantee are independent of the obligations of Seller or any other Person under the Repurchase Documents, (B) a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guarantee, irrespective of whether an action is brought against Seller or any other Person or whether Seller or any other Person is joined in any such action, and (C) concurrent actions may be brought hereon against Guarantor in the same action, if any, brought against Seller or any other Person or in separate actions, as often as Buyer, in its sole discretion, may deem advisable.

(vi)            Guarantor is presently informed of the financial condition of Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about Seller’s financial condition, the status of other guarantors, if any, and of circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than Buyer for such information and will not rely upon Buyer or any Affiliate of Buyer for any such information. Absent a written request for such information by Guarantor to Buyer, Guarantor hereby unconditionally and irrevocably waives the right, if any, to require Buyer to disclose to Guarantor, and unconditionally and irrevocably waives any defense based upon Buyer’s failure to disclose to Guarantor, any information which Buyer may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(vii)            Guarantor has independently reviewed the Repurchase Documents and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guarantee to Buyer, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by Seller or any other guarantor to Buyer or any Affiliate of Buyer, now or at any time and from time to time in the future.

6.            Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer or agent under any federal or state law or any such similar law of any other applicable jurisdiction for, Seller or any substantial part of Seller’s property, or otherwise, all as though such payments had not been made.

7.            Payments. Guarantor hereby agrees that the Guaranteed Obligations will be paid to Buyer without set-off or counterclaim in U.S. Dollars at the address specified in writing by Buyer.

8.            Representations and Warranties. Guarantor represents and warrants that:

(a)            Guarantor has the legal capacity and the legal right to execute and deliver this Guarantee and to perform Guarantor’s obligations hereunder;

(b)            no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any creditor of Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee, other than those consents obtained as of the date hereof;

(c)            this Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and Insolvency Laws, or by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(d)            the execution, delivery and performance of this Guarantee will not violate any Requirements of Law, applicable to or binding upon Guarantor or any of its property or to which Guarantor or any of its property is subject, or any provision of any security issued by Guarantor or of any agreement, instrument or other undertaking to which Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any lien on any of the properties or revenues of Guarantor pursuant to any Requirements of Law or Contractual Obligation of Guarantor;

(e)            no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened in writing by or against Guarantor or against any of Guarantor’s properties or revenues with respect to this Guarantee or any of the transactions contemplated hereby; and

(f)            Guarantor has filed or caused to be filed all federal tax returns and other material tax returns, domestic and foreign, which are required to be filed by it (or have timely filed for extensions therefor) and has paid all federal and other material taxes shown to be due and payable on said returns or on any assessments made against Guarantor or any of its property and all other federal and other material taxes, fees or other governmental charges imposed on Guarantor or any of its property by any Governmental Authority which have become due and payable, except (i) any such taxes, assessments, fees, or other governmental charges which are currently being contested in good faith by appropriate proceedings or (ii) if the failure to do so could not reasonably be expected to have a material and adverse effect on Guarantor’s ability to perform its obligations hereunder.

(g)            Guarantor (i) is duly organized and is validly existing under the laws of the State of Maryland, (ii) is in good standing under the laws of the State of Maryland and (iii) is duly qualified and in good standing as a foreign entity in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed.

(h)            Reserved.

(i)            Guarantor and each of its Affiliates has complied in all respects with all Requirements of Laws. None of Guarantor or any Subsidiary of Guarantor and, to the knowledge of Guarantor, no Affiliate of Guarantor (i) is in violation of any Sanctions, or (ii) is a Sanctioned Target. Neither Guarantor nor any Affiliate of Guarantor is or is controlled by an “investment company” as defined in the Investment Company Act or is exempt from the provisions of the Investment Company Act. Guarantor and all Affiliates of Guarantor are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. Neither Guarantor nor any Affiliate of Guarantor has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Guarantor, any Affiliate of Guarantor or any other Person, in violation of the Foreign Corrupt Practices Act.

Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by Guarantor on and as of the date of this Guarantee, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect.

9.            Covenants. Guarantor shall comply with the following covenants (calculated in accordance with GAAP and on a consolidated basis with Guarantor’s Subsidiaries) at all times following the Closing Date until the Guaranteed Obligations have been paid in full.

(a)            Minimum Liquidity. Guarantor shall maintain Total Liquidity in an amount equal to or greater than the greater of (x) five million dollars ($5,000,000) and (y) five percent (5%) of Guarantor’s Indebtedness; and, in the case of each of (x) and (y), shall not consist of less than five million dollars ($5,000,000) in cash (other than Restricted Cash).

(b)            Minimum Tangible Net Worth. Guarantor shall maintain a Tangible Net Worth equal to or greater than the sum of (i) $193,270,000, (ii) seventy-five percent (75%) of the net cash proceeds of any equity issuance by Guarantor that occurs after December 31, 2021, and (iii) seventy-five percent (75%) of the amount accreted into income of the purchase price discount after December 31, 2021 with respect to Tremont Mortgage Trust loans purchased by Guarantor.

(c)            Maximum Leverage Ratio. The ratio of (i) the Indebtedness of Guarantor to (ii) the Stockholders’ Equity of Guarantor shall not exceed 3.50 to 1.00.

(d)            Minimum Interest Coverage Ratio. The Interest Coverage Ratio during the previous four (4) fiscal quarters of Guarantor shall be equal to or greater than 1.50 to 1.00.

10.            Set-off.

(a)            In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law, or otherwise, Guarantor hereby grants to Buyer, to secure repayment of the Guaranteed Obligations, a right of set off upon any and all of the following: monies, securities, collateral or other property of Guarantor and any proceeds from the foregoing, now or hereafter held or received by Buyer or any Affiliate of Buyer, for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Guarantor at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Guarantor and to set-off against any Guaranteed Obligations or Indebtedness owed by Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer or any Affiliate of Buyer to or for the credit of Guarantor, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer and each Affiliate of Buyer is hereby authorized upon any amount becoming due and payable by Guarantor to Buyer under the Repurchase Documents, the Guaranteed Obligations or otherwise or upon the occurrence and continuance of an Event of Default, without notice to Guarantor, any such notice being expressly waived by Guarantor to the extent permitted by any Requirements of Law, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Buyer by Guarantor under the Repurchase Documents and the Guaranteed Obligations, irrespective of whether Buyer or any Affiliate of Buyer shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Guarantor shall be deemed directly indebted to Buyer in the full amount of all amounts owing to Buyer by Guarantor under the Repurchase Documents and the Guaranteed Obligations, subject to the limitations contained in this Guarantee, and Buyer shall be entitled to exercise the rights of set-off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS UNDER THE REPURCHASE DOCUMENTS, THE PLEDGED COLLATERAL OR ANY OTHER COLLATERAL SECURITY FOR THE REPURCHASE OBLIGATIONS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET-OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY GUARANTOR.

(b)            Buyer shall promptly notify Guarantor after any such set-off and application made by Buyer or any of its Affiliates, provided that the failure to give such notice shall not affect the validity of such set-off and application. Nothing in this Section 10 shall be effective to create a charge. Lien or other security interest. This Section 10 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any party is at any time otherwise entitled.

(c)            Guarantor hereby waives any right of setoff it has or may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer or any Affiliate of Buyer, or their respective assets or properties, in connection with the Repurchase Documents.

11.            Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.            Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

13.            No Waiver; Cumulative Remedies. Buyer shall not by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

14.            Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer, provided that, subject to any limitations set forth in the Repurchase Agreement, any provision of this Guarantee may be waived by Buyer in a letter or agreement executed by Buyer and delivered in accordance with Section 15 hereinbelow. This Guarantee shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of Buyer, and its respective successors and assigns. THIS GUARANTEE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS GUARANTEE, THE RELATIONSHIP BETWEEN GUARANTOR AND BUYER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS OF BUYER AND DUTIES OF GUARANTOR SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  GUARANTOR AND BUYER INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS GUARANTEE.

15.            Notices. Notices by Buyer to Guarantor shall be given in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by email if also sent by one of the foregoing, to the address or email set forth under Guarantor’s signature below or such other address as Guarantor shall specify from time to time in a notice to Buyer. Any of the foregoing communications shall be effective when delivered, if such delivery occurs on a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery. Notices to Buyer by Guarantor may be given in the manner set forth in the Repurchase Agreement.

16.            SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. Guarantor, and by its acceptance hereof, Buyer, each hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, and each such party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Guarantor, and by its acceptance hereof, Buyer, each hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding for prejudgment remedies as for recognition or enforcement of any judgments arising out of or relating to this Guarantee against Guarantor or its properties in the courts of any jurisdiction where either Guarantor or such properties are located. Guarantor, and by its acceptance hereof, Buyer, each hereby irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guarantee in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Guarantor, and by its acceptance hereof, Buyer, each hereby irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Guarantee will affect the right of Buyer to serve process in any other manner permitted by applicable law.

17.            Integration. This Guarantee represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Buyer or any representative of Buyer relative to the subject matter hereof not reflected herein.

18.            Acknowledgments. Guarantor hereby acknowledges that:

(a)            Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the related documents;

(b)            Buyer has no fiduciary relationship to Guarantor, and the relationship between Buyer and Guarantor is solely that of surety and creditor; and

(c)            no joint venture exists between or among any of Buyer on the one hand, and Guarantor and Seller on the other hand.

19.            Intent. Guarantor intends (a) this Guarantee to constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Bankruptcy Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and, to the extent that this Guarantee relates to a Transaction under the Repurchase Agreement that has a maturity date of less than one (1) year, a security agreement or arrangement or other credit enhancement related to a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (b) that, with respect to this Guarantee, (x) Buyer (for so long as Buyer is a “financial institution”, a “financial participant” or other entity listed in Section 555 of the Bankruptcy Code) shall be entitled to the benefits and protections afforded under Section 555 of the Bankruptcy Code with respect to a “securities contract” and (y) to the extent that this Guarantee relates to a Transaction under the Repurchase Agreement that has a maturity date of less than one (1) year, Buyer (for so long as Buyer is a “repo participant” or a “financial participant”) shall be entitled to the benefits and protections afforded under Section 559 of the Bankruptcy Code.

20.            WAIVERS OF JURY TRIAL. TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, BUYER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THIS GUARANTEE, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER OF THEM. GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, BUYER HEREBY AGREE THAT NEITHER OF THEM WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

21.            Maintenance of Financial Covenants; Scope of Guarantee. Guarantor and Buyer each agree that, to the extent that Guarantor, or any of Affiliate of Guarantor, is obligated (either as a primary or secondary obligor) under any other repurchase agreement, warehouse facility or similar credit facility, guarantee or any amendments thereto (whether now in effect or that comes into effect at any time during the term of the Repurchase Agreement) to comply with a financial covenant that is comparable to any of the financial covenants set forth in this Guarantee and such comparable financial covenant is more restrictive to the guarantor, seller, borrower and/or obligor thereunder or otherwise more favorable to the related lender or buyer thereunder than any financial covenant set forth in this Guarantee, or is in addition to any financial covenant set forth in this Guarantee, then each such comparable (but more favorable or more restrictive) or additional financial covenant shall, with no further action required on the part of either Guarantor or Buyer, automatically be deemed to be a part of this Guarantee and be incorporated herein, mutatis mutandis, and Guarantor hereby agrees to comply with such new, more restrictive and/or more favorable terms, as applicable, at all times throughout the remaining term of this Guarantee.  Guarantor agrees to promptly notify Buyer of the execution of any agreement, amendment or other document described in this Section 21.  Guarantor further agrees, at Buyer’s request, to execute and deliver any related amendments to this Guarantee to give effect to the provisions of this Section 21, each in form and substance reasonably acceptable to Buyer, provided that the execution of any such amendment shall not be a precondition to the effectiveness of this Section 21, but shall merely be for the convenience of Guarantor and Buyer.

22.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Guarantee and/or the Repurchase Documents, and any interest and obligation in or under this Guarantee and/or the Repurchase Documents, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Guarantee and/or the Repurchase Documents, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Guarantee and/or the Repurchase Documents that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Guarantee and/or the Repurchase Documents were governed by the laws of the United States or a state of the United States.

23.            No Personal Liability. No trustee, administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Guarantor shall be subject to any recourse or personal liability under or with respect to any obligation of Guarantor under this Guarantee or any other Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise. This Section 23 shall survive the termination of this Guaranty and the repayment in full of the Repurchase Obligations, and each beneficiary of this Section 23 shall be a third-party beneficiary of this Section 23 with rights to enforce this Section.

24.            Excluded Damages. Notwithstanding anything to the contrary contained in this Guarantee, Buyer hereby waives any right to claim or recover against Guarantor any special, exemplary, punitive, indirect, incidental or consequential damages of any kind or nature whatsoever or any damages other than actual damages, whether such waived damages are based on statute, contract, tort, common law or any other legal theory, whether the likelihood of such damages was known and regardless of the form of the claim of action.

[SignatureS COMMENCE ON THE FOLLOWING page]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

SEVEN HILLS REALTY TRUST,
a Maryland statutory trust

By:	/s/ G. Douglas Lanois
Name: G. Douglas Lanois
Title: Chief Financial Officer

Address for Notices:

Seven Hills Realty Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Attention: Matthew Jordan

with copies to:

Seven Hills Realty Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Attention: Jennifer B. Clark, Esq.

and

Goulston & Storrs PC

400 Atlantic Avenue

Boston, Massachusetts 02110

Attention: James H. Lerner, Esq.